UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May7, 2013

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On May 7, 2013, the registrant provided its financial results for the first quarter ended March 31, 2013.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and  the Canadian securities regulatory authorities on May 7, 2013.

First Quarter 2013 Highlights:

•                  Released a positive Preliminary Economic Assessment on the Guadalupe de los Reyes gold/silver project indicating an after-tax Net Present Value of $57.3 million using an 8% discount rate and gold and silver prices of $1,480 and $28 per ounce, respectively;

•                  Completed an updated Mt. Todd gold project resource estimate containing 7.4 million ounces of estimated Measured and Indicated gold resources (279.6 million tonnes at 0.823 grams per tonne);

•                  Received important water discharge permits at the Mt. Todd gold project following positive results from the water treatment program;

•                  Received Major Project Status from the Northern Territory Government, prospectively providing the Mt. Todd gold project an important high-level government platform to reach decisions regarding matters of importance to the project in an efficient and timely matter;

•                  Submitted the Draft Environmental Impact Statement (“EIS”) to the Northern Territory government for preliminary review; and

•                  Completed a non-dilutive Canadian $10 million bridge loan facility that enables Vista to continue its advancement of the Mt. Todd gold project while allowing time for the Invecture Group to earn-in on the Los Cardones gold project in Baja California Sur, Mexico ($20 million) and for A.M. King Industries to sell our Colomac mill equipment.

Frederick H. Earnest, President and Chief Executive Officer, commented, “Vista made excellent progress on a number of fronts during the first quarter of the year.  The successful conclusion of our 2012 drill program resulted in an updated resource estimate that makes the Mt. Todd gold project the largest gold development project in Australia.  We have been working very hard with our technical consultants to complete the Preliminary Feasibility Study (“PFS”) for Mt. Todd which we expect to release by the end of May.  We anticipate that the PFS will evaluate two development scenarios including a larger and smaller case. We believe that releasing two development scenarios will illustrate the flexibility and quality of the Mt. Todd gold project and identify options to develop the project most appropriate for the market conditions at the time Vista makes a development decision.

Continuing, Mr. Earnest added, “We have been very successful in treating the acidic water pumped in the open pit at the Mt. Todd gold project.  As a result of the pH neutralization and successful removal of nearly all of the metals, we expect to be able to discharge most of the treated water during the 2013-2014 wet season, pursuant to the project’s current water discharge permit.  In April, Mt. Todd was awarded Major Project Status.  Major Project Status is a special designation that the Northern Territory Government awards to projects that have the potential to provide significant economic opportunities for the Northern Territory and its citizens.  During the rest of 2013, we will be working with the office of the Chief Minister to further de-risk the Mt. Todd gold project by reaching mutually acceptable agreements on key fiscal, environmental and energy initiatives.  Lastly, we submitted our Draft EIS to the Northern Territory Environmental Protection Agency for a preliminary review and continue to anticipate timely permitting of the Mt. Todd gold project.”

Summary of First Quarter 2013 Results

Vista reported a net loss of $27.4 million or $0.34 per share for the three months ended March 31, 2013.  This includes an unrealized $28.8 million mark-to-mark loss on our investment in Midas Gold Corp. (“Midas”), partially offset by an $11.0 million increase deferred tax benefit substantially related to this loss.  During the three months ended March 31, 2012, we reported a net loss of $11.2 million or $0.16 per share.

Project expenditures at the Mt. Todd gold project were $8.8 million, which was primarily attributable to water treatment, PFS evaluation and site general and administrative expenses.

During March, we closed on a Canadian $10 million one year loan facility, which may be extended by an additional year.  Our working capital at March 31, 2013 totaled approximately $31.7 million, including cash of approximately $16.3 million.

To review the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 or Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov, or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended March 31, 2013 and to discuss corporate and project activities is scheduled for Wednesday, May 8, 2013 at 2:30pm MDT.

Toll-free in North America: 1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/q1-2013/site/

This call will be archived and available at www.vistagold.com after May 8, 2013.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 596512.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On May 7, 2013, the Registrant issued a press release providing its financial results for the first quarter ended March 31, 2013.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1                        Press Release dated May 7, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: May 8, 2013	By:	/s/John F. Engele
John F. Engele
Chief Financial Officer